UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2015

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1200 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2015, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”). The Underwriting Agreement relates to a public offering by Diamondback Energy of 1,750,000 shares of its common stock (the “Firm Share Offering”) at a purchase price to the Underwriter of $59.34 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, Diamondback Energy granted the Underwriter a 30-day option to purchase up to 262,500 additional shares of its common stock at the Purchase Price (the “Optional Share Offering” and, together with the Firm Share Offering, the “Offering”), which option was exercised in full by the Underwriter on January 21, 2015. The Underwriter will offer the shares acquired in the Offering from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Diamondback Energy intends to use the estimated net proceeds from the Offering of approximately $119.2 million (after deducting underwriting discounts and commissions and estimated Offering expenses) to repay a portion of the outstanding borrowings under its revolving credit facility. The Offering closed on January 26, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to Diamondback Energy’s effective automatic shelf registration statement on Form S-3 (File No. 333-192099), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2013 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on November 5, 2013, a preliminary prospectus supplement, filed with the SEC on January 21, 2015, and a final prospectus supplement, filed with the SEC on January 23, 2015 (collectively, the “Prospectus”).

The Underwriter and its respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. An affiliate of the Underwriter is a lender under Diamondback Energy’s revolving credit facility. Pursuant to Diamondback Energy’s revolving credit facility, Diamondback Energy has agreed to indemnify the lenders and agents under that agreement against a variety of liabilities and to reimburse certain expenses.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 21, 2015, Diamondback Energy issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Offering, Diamondback Energy is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

1.1*	Underwriting Agreement, dated January 21, 2015 by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release dated January 21, 2015 entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: January 26, 2015	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1*	Underwriting Agreement, dated January 21, 2015, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release dated January 21, 2015 entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”

*	Filed herewith.
**	Furnished herewith.